UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On March 9, 2010, Tyco International Ltd. (the “Company”) completed the sale of its French security business, which was part of the Company’s ADT Worldwide segment, to a subsidiary of The Stanley Works for €7.5 million ($10.2 million), subject to certain adjustments.  The business, which installs, monitors and services security systems primarily for the commercial market, had fiscal 2009 revenue of $187 million and an operating loss of $18 million, which included $4 million of restructuring charges. This transaction and the operations of the French business through the date of sale will be classified in continuing operations as the criteria for discontinued operations will not be met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Executive Vice-President and General Counsel

Date: March 11, 2010